Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2018 RESULTS

- Announces Quarterly Cash Dividend of $0.05 Per Share –

SANTA MONICA, CALIFORNIA, August 2, 2018 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month period ended June 30, 2018.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Net revenue	$74,329	$70,509	5%	$141,167	$128,019	10%
Cost of revenue - digital (1)	11,384	8,762	30%	22,009	10,514	109%
Operating expenses (2)	43,790	41,945	4%	88,117	80,237	10%
Corporate expenses (3)	6,266	5,619	12%	12,241	11,486	7%

Consolidated adjusted EBITDA (4)	14,866	14,924	(0)%	21,803	27,494	(21)%

Free cash flow (5)	$8,664	$5,643	54%	$10,255	$12,868	(20)%

Net income (loss)	$4,840	$3,495	38%	$3,033	$6,113	(50)%

Net income (loss) per share, basic and diluted	$0.05	$0.04	25%	$0.03	$0.07	(57)%

Weighted average common shares outstanding, basic	88,959,935	90,354,982		89,635,759	90,296,057
Weighted average common shares outstanding, diluted	90,021,949	92,033,111		90,805,086	91,897,150

(1)

Cost of revenue – digital consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $0.1 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended June 30, 2018 and 2017, respectively, and $0.3 million and $0.5 million of non-cash stock-based compensation for the six-month periods ended June 30, 2018 and 2017, respectively. Operating expenses do not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)

Corporate expenses include $1.1 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended June 30, 2018 and 2017, respectively, and $2.1 million and $1.5 million of non-cash stock-based compensation for the six-month periods ended June 30, 2018 and 2017, respectively.

Entravision Communications

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), non-recurring cash expenses, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), non-recurring cash expenses, gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures, and non-recurring cash expenses plus dividend income and revenue from FCC spectrum incentive auction less related cash expenses. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the second quarter, we achieved revenue growth driven by increases in our digital media segment.  This growth in our digital media segment offsets a decrease in our television segment, while our radio segment was flat.  We also improved our free cash flow and net income over last year’s second quarter.  Additionally, we continued to build our digital footprint through our acquisition of Smadex, a digital advertising technology company, while implementing steps to more efficiently align operations and reduce costs.  Looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, and expanding our advertiser base to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.05 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $4.5 million. The quarterly dividend will be payable on September 28, 2018 to shareholders of record as of the close of business on September 14, 2018, and the common stock will trade ex-dividend on September 13, 2018. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended June 30, 2018 Compared to Three-Month Period Ended

June 30, 2017

(Unaudited)

	Three-Month Period
	Ended June 30,
	2018	2017	% Change
Net revenue	$74,329	$70,509	5%
Cost of revenue - digital (1)	11,384	8,762	30%
Operating expenses (1)	43,790	41,945	4%
Corporate expenses (1)	6,266	5,619	12%
Depreciation and amortization	4,019	4,577	(12)%
Change in fair value of contingent consideration	(913)	-	*
Foreign currency (gain) loss	(17)	351	*

Operating income (loss)	9,800	9,255	6%
Interest expense, net	(2,962)	(3,573)	(17)%
Dividend income	417	-	*
Other income (loss)	273	-	*

Income (loss) before income taxes	7,528	5,682	32%

Income tax benefit (expense)	(2,652)	(2,119)	25%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	4,876	3,563	37%

Equity in net income (loss) of nonconsolidated affiliates, net of tax	(36)	(68)	(47)%

Net income (loss)	$4,840	$3,495	38%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $74.3 million for the three-month period ended June 30, 2018 from $70.5 million for the three-month period ended June 30, 2017, an increase of $3.8 million. Of the overall increase, approximately $5.0 million was attributable to our digital segment and was primarily due to growth in the Headway business which was acquired during the second quarter of 2017. The overall increase was partially offset by a decrease in our television segment of approximately $1.3 million primarily due to decreases in national and local advertising revenue, partially offset by an increase in retransmission consent revenue and an increase in political advertising revenue, the latter of which was not material in 2017. Revenue in our radio segment remained constant with an increase in revenue from the 2018 FIFA World Cup offset by decreases in local and national revenue.

Cost of revenue in our digital media segment increased to $11.4 million for the three-month period ended June 30, 2018 from $8.8 million for the three-month period ended June 30, 2017, an increase of $2.6 million, primarily due to the increased revenue in our digital segment.

Operating expenses increased to $43.8 million for the three-month period ended June 30, 2018 from $41.9 million for the three-month period ended June 30, 2017, an increase of $1.9 million. The increase was primarily attributable to our digital segment and was primarily driven by expenses associated with the increase in revenue and an increase in salary expense. We also had an increase in operating expenses in our television segment due to the acquisition of station KMIR-TV during the fourth quarter of 2017, which did not contribute to operating expenses in the prior year period, partially offset by a decrease in expenses associated with the decrease in advertising revenue and a decrease in salary expense.

Corporate expenses increased to $6.3 million for the three-month period ended June 30, 2018 from $5.6 million for the three-month period ended June 30, 2017, an increase of $0.7 million. The increase was primarily due to legal and financial due diligence costs related to the Smadex acquisition and an increase in non-cash stock-based compensation expense.

Entravision Communications

Six-Month Period Ended June 30, 2018 Compared to Six-Month Period Ended

June 30, 2017

(Unaudited)

	Six-Month Period
	Ended June 30,
	2018	2017	% Change
Net revenue	$141,167	$128,019	10%
Cost of revenue - digital (1)	22,009	10,514	109%
Operating expenses (1)	88,117	80,237	10%
Corporate expenses (1)	12,241	11,486	7%
Depreciation and amortization	7,958	8,123	(2)%
Change in fair value of contingent consideration	1,187	-	*
Foreign currency (gain) loss	196	351	(44)%

Operating income (loss)	9,459	17,308	(45)%
Interest expense, net	(5,447)	(7,109)	(23)%
Dividend income	545	-	*
Other income (loss)	295	-	*

Income (loss) before income taxes	4,852	10,199	(52)%

Income tax benefit (expense)	(1,721)	(4,018)	(57)%
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	3,131	6,181	(49)%

Equity in net income (loss) of nonconsolidated affiliates, net of tax	(98)	(68)	44%

Net income (loss)	$3,033	$6,113	(50)%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $141.2 million for the six-month period ended June 30, 2018 from $128.0 million for the six-month period ended June 30, 2017, an increase of $13.2 million. Of the overall increase, approximately $19.1 million was attributable to our digital segment and was primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to our results of operations for the full six-month period in 2017. The overall increase was partially offset by a decrease in our television segment of approximately $4.5 million primarily due to decreases in national and local advertising revenue, partially offset by an increase in retransmission consent revenue and an increase in political advertising revenue, the latter of which was not material in 2017.  Additionally, the overall increase was partially offset by a decrease in our radio segment of approximately $1.6 million primarily due to decreases in local and national advertising revenue, partially offset by an increase in net revenue from the 2018 FIFA World Cup.

Cost of revenue in our digital media segment increased to $22.0 million for the six-month period ended June 30, 2018 from $10.5 million for the six-month period ended June 30, 2017, an increase of $11.5 million, primarily due to the acquisition of Headway during the second quarter of 2017, which did not contribute to our results of operations for the full six-month period in 2017.

Operating expenses increased to $88.1 million for the six-month period ended June 30, 2018 from $80.2 million for the six-month period ended June 30, 2017, an increase of $7.9 million. The increase was primarily due to the acquisition of Headway in our digital segment during the second quarter of 2017, which did not contribute to operating expenses for the full six-month period in the prior year. Additionally, approximately $1.8 million of the overall increase was attributable to our television segment primarily due to the acquisition of station KMIR-TV in the fourth quarter of 2017, which did not contribute to operating expenses in the prior year period, partially offset by a decrease in expenses associated with the decrease in advertising revenue and a decrease in salary expense.

Corporate expenses increased to $12.2 million for the six-month period ended June 30, 2018 from $11.5 million for the six-month period ended June 30, 2017, an increase of $0.7 million. The increase was primarily due to legal and financial due diligence costs related to the Smadex acquisition and an increase in non-cash stock-based compensation expense, partially offset by a decrease in due diligence costs incurred in prior year related to the Headway acquisition.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Net Revenue
Television	$36,531	$37,764	(3)%	$71,022	$75,474	(6)%
Radio	17,240	17,163	0%	31,343	32,882	(5)%
Digital	20,558	15,582	32%	38,802	19,663	97%
Total	$74,329	$70,509	5%	$141,167	$128,019	10%

Cost of Revenue - digital (1)
Digital	$11,384	$8,762	30%	$22,009	$10,514	109%

Operating Expenses (1)
Television	20,589	20,150	2%	42,111	40,355	4%
Radio	15,437	15,620	(1)%	30,717	31,341	(2)%
Digital	7,764	6,175	26%	15,289	8,541	79%
Total	$43,790	$41,945	4%	$88,117	$80,237	10%

Corporate Expenses (1)	$6,266	$5,619	12%	$12,241	$11,486	7%

Consolidated adjusted EBITDA (1)	$14,866	$14,924	(0)%	$21,803	$27,494	(21)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2018 second quarter results on August 2, 2018 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision Communications Corporation is a leading global media company that, through its television and radio segments, reaches and engages U.S. Hispanics across acculturation levels and media channels. Additionally, our digital segment, whose operations are located primarily in Spain, Mexico, and Argentina and other countries in Latin America, reaches a global market. The Company’s expansive portfolio encompasses integrated marketing and media solutions, comprised of television, radio, and digital properties and data analytics services. Entravision has 55 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. Entravision's Pulpo digital advertising unit is the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, and Entravision's digital group also includes Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions primarily in the United States, Mexico and other markets in Latin America. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2018	2017

ASSETS
Current assets
Cash and cash equivalents	$108,892	$39,560
Marketable securities	132,435	-
Restricted cash	769	222,294
Trade receivables, net of allowance for doubtful accounts	76,378	84,348
Assets held for sale	1,179	-
Prepaid expenses and other current assets	11,990	6,260
Total current assets	331,643	352,462
Property and equipment, net	58,562	60,337
Intangible assets subject to amortization, net	25,828	26,758
Intangible assets not subject to amortization	254,506	251,163
Goodwill	73,566	70,557
Other assets	4,442	4,690
Total assets	$748,547	$765,967

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	52,787	57,563
Deferred revenue	3,386	1,959
Total current liabilities	59,173	62,522
Long-term debt, less current maturities, net of unamortized debt issuance costs	291,237	292,489
Other long-term liabilities	19,553	21,447
Deferred income taxes	42,326	40,639
Total liabilities	412,289	417,097

Stockholders' equity
Class A common stock	6	7
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	874,508	888,650
Accumulated deficit	(536,697)	(539,730)
Accumulated other comprehensive income (loss)	(1,562)	(60)
Total stockholders' equity	336,258	348,870
Total liabilities and stockholders' equity	$748,547	$765,967

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Net revenue	$74,329	$70,509	$141,167	$128,019

Expenses:
Cost of revenue - digital	11,384	8,762	22,009	10,514
Direct operating expenses	31,117	29,915	62,150	57,007
Selling, general and administrative expenses	12,673	12,030	25,967	23,230
Corporate expenses	6,266	5,619	12,241	11,486
Depreciation and amortization	4,019	4,577	7,958	8,123
Change in fair value of contingent consideration	(913)	-	1,187	-
Foreign currency (gain) loss	(17)	351	196	351
	64,529	61,254	131,708	110,711
Operating income (loss)	9,800	9,255	9,459	17,308
Interest expense	(4,001)	(3,683)	(7,399)	(7,328)
Interest income	1,039	110	1,952	219
Dividend income	417	-	545	-
Other income (loss)	273	-	295	-
Income (loss) before income taxes	7,528	5,682	4,852	10,199
Income tax benefit (expense)	(2,652)	(2,119)	(1,721)	(4,018)
Income (loss) before equity in net income (loss) of nonconsolidated affiliate	4,876	3,563	3,131	6,181
Equity in net income (loss) of nonconsolidated affiliate, net of tax	(36)	(68)	(98)	(68)
Net income (loss)	$4,840	$3,495	$3,033	$6,113

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$0.05	$0.04	$0.03	$0.07

Cash dividends declared per common share	$0.05	$0.03	$0.05	$0.06

Weighted average common shares outstanding, basic	88,959,935	90,354,982	89,635,759	90,296,057
Weighted average common shares outstanding, diluted	90,021,949	92,033,111	90,805,086	91,897,150

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$4,840	$3,495	$3,033	$6,113
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,019	4,577	7,958	8,123
Deferred income taxes	2,043	1,955	1,029	3,428
Non-cash interest expense	414	186	538	369
Amortization of syndication contracts	176	109	352	218
Payments on syndication contracts	(174)	(102)	(360)	(215)
Equity in net (income) loss of nonconsolidated affiliate	36	68	98	68
Non-cash stock-based compensation	1,176	1,085	2,425	2,060
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,873)	2,602	9,170	13,581
(Increase) decrease in prepaid expenses and other assets	(2,566)	(556)	(6,547)	(1,447)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	5,197	(3,029)	(780)	(8,992)
Net cash provided by operating activities	13,288	10,390	16,916	23,306
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangible assets	33	-	33	-
Purchases of property and equipment	(2,680)	(5,730)	(5,710)	(7,296)
Purchases of intangible assets	-	-	(3,153)	-
Purchases of businesses, net of cash acquired	(3,563)	(7,489)	(3,563)	(7,489)
Purchases of marketable securities	-	-	(159,403)	-
Proceeds from marketable securities	25,000	-	25,000	-
Purchases of investments	(35)	(1,950)	(35)	(2,200)
Deposits on acquisitions	-	-	-	(190)
Net cash provided by (used in) investing activities	18,755	(15,169)	(146,831)	(17,175)
Cash flows from financing activities:
Proceeds from stock option exercises	106	215	106	526
Tax payments related to shares withheld for share-based compensation plans	(12)	-	(2,239)	-
Payments on long-term debt	(750)	(937)	(1,500)	(1,875)
Dividends paid	(4,442)	(2,826)	(8,960)	(5,647)
Repurchase of Class A common stock	(5,258)	-	(7,660)	-
Payment of contingent consideration	(2,015)	-	(2,015)	-
Net cash used in financing activities	(12,371)	(3,548)	(22,268)	(6,996)
Effect of exchange rates on cash, cash equivalents and restricted cash	(4)	(18)	(10)	(18)
Net increase (decrease) in cash, cash equivalents and restricted cash	19,668	(8,345)	(152,193)	(883)
Cash, cash equivalents and restricted cash:
Beginning	89,993	68,982	261,854	61,520
Ending	$109,661	$60,637	$109,661	$60,637

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Consolidated adjusted EBITDA (1)	$14,866	$14,924	$21,803	$27,494

Interest expense	(4,001)	(3,683)	(7,399)	(7,328)
Interest income	1,039	110	1,952	219
Dividend income	417	-	545	-
Income tax benefit (expense)	(2,652)	(2,119)	(1,721)	(4,018)
Equity in net loss of nonconsolidated affiliates	(36)	(68)	(98)	(68)
Amortization of syndication contracts	(176)	(109)	(352)	(218)
Payments on syndication contracts	174	102	360	215
Non-cash stock-based compensation included in direct operating expenses	(76)	(307)	(292)	(530)
Non-cash stock-based compensation included in corporate expenses	(1,100)	(778)	(2,133)	(1,530)
Depreciation and amortization	(4,019)	(4,577)	(7,958)	(8,123)
Change in fair value of contingent consideration	913	-	(1,187)	-
Non-recurring cash severance charge	(782)	-	(782)	-
Other income (loss)	273	-	295	-
Net income (loss)	4,840	3,495	3,033	6,113

Depreciation and amortization	4,019	4,577	7,958	8,123
Deferred income taxes	2,043	1,955	1,029	3,428
Non-cash interest expense	414	186	538	369
Amortization of syndication contracts	176	109	352	218
Payments on syndication contracts	(174)	(102)	(360)	(215)
Equity in net (income) loss of nonconsolidated affiliate	36	68	98	68
Non-cash stock-based compensation	1,176	1,085	2,425	2,060
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,873)	2,602	9,170	13,581
(Increase) decrease in prepaid expenses and other assets	(2,566)	(556)	(6,547)	(1,447)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	5,197	(3,029)	(780)	(8,992)
Cash flows from operating activities	13,288	10,390	16,916	23,306

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Consolidated adjusted EBITDA (1)	$14,866	$14,924	$21,803	$27,494
Net interest expense (1)	(2,549)	(3,387)	(4,909)	(6,740)
Dividend income	417	-	545	-
Cash paid for income taxes	(608)	(164)	(692)	(590)
Capital expenditures (2)	(2,680)	(5,730)	(5,710)	(7,296)
Non-recurring cash severance charge	(782)	-	(782)	-
Free cash flow (1)	8,664	5,643	10,255	12,868

Capital expenditures (2)	2,680	5,730	5,710	7,296
Other income (loss)	273	-	295	-
Change in fair value of contingent consideration	913	-	(1,187)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,873)	2,602	9,170	13,581
(Increase) decrease in prepaid expenses and other assets	(2,566)	(556)	(6,547)	(1,447)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	5,197	(3,029)	(780)	(8,992)
Cash Flows From Operating Activities	$13,288	$10,390	$16,916	$23,306

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.